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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of SCM Microsystems, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-45795, 333-45791, 333-45789, 333-66397 and 333-73061 on Form S-8 of our
report dated February 17, 2000, appearing in this Annual Report on Form 10-K of SCM Microsystems, Inc. and subsidiaries for the year ended December 31, 1999.

Our audit of the 1999 financial statements referred to in our aforementioned report also included the financial statement schedule of SCM Microsystems, Inc. and subsidiaries for the year ended December 31, 1999, listed in Item 14a(2). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, such 1999 financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 30, 2000